                                                                      EX-99.p.6.
                         SECURITY GLOBAL INVESTORS, LLC
                             SECURITY INVESTORS, LLC
                                 SECURITY FUNDS
                           SECURITY DISTRIBUTORS, INC.
                                 CODE OF ETHICS

                                 October 1, 2007

1. INTRODUCTION

Security Global Investors, LLC, Security Investors, LLC, the Security Funds, and
Security  Distributors,  Inc.  have  adopted  this Code of Ethics to satisfy the requirements  of Rule  17j-1  under  the  Investment  Company  Act of  1940.  In addition,  Security Investors and Security Global Investors  (collectively,  the
"Firm")  have adopted  this Code of Ethics to satisfy the  requirements  of Rule
204A-1 under the  Investment  Advisers  Act of 1940 (the  "Advisers  Act").  The
Firm's  investment  advisory  business  involves  a  relationship  of trust  and confidence with its clients,  including the Security Funds'  shareholders.  That relationship is largely defined by the terms of investment management agreements and other agreements  between the Firm and its clients  (including  sub-advisory agreements  with  investment  advisers of mutual funds and agreements of limited partnership and similar  agreements for investment  funds of which the Firm is a
general  partner  or  as  to  which  it  acts  in  a  like  capacity)   ("Client
Agreements").  The Firm is also  subject to various  laws and  regulations  that govern investment advisers' conduct.  This Code of Ethics ("Code") describes the general  standard of conduct the Firm expects of all employees,  with a focus on three specific areas where employee conduct has the potential to affect clients'
interests  adversely:  Misuse of Confidential  Information;  Personal Securities
Trading; and Outside Employee Activities.  This Code is also designed to prevent
Access Persons from engaging, in any of the following prohibited practices:

     (1)  employing  any device,  scheme or artifice to defraud such  registered investment company;

     (2)  making to such registered investment company any untrue statement of a material  fact or  omitting  to  state to such  registered  investment company a  material  fact  necessary  in order to make the  statements made,  in light of the  circumstances  under which they are made,  not misleading;

     (3)  engaging in any act,  practice or course of business which operates or would  operate  as a fraud  or  deceit  upon a  registered  investment company; or

     (4)  engaging in any manipulative  practice with respect to such registered investment company.

2. GENERAL INFORMATION

     a.   Standards of Conduct

          The  following  basic  principles  guide  all  aspects  of the  Firm's business and represent the minimum standards to which the Firm expects employees to adhere:

          (1)  Clients' interests come before employees' personal interests and, except to the extent  otherwise  provided  in Client  Agreements, before the Firm's interests;

          (2)  The Firm must disclose fully all material  facts about  conflicts of which it is aware  between  the Firm's  and/or its  employees'
               interests  on  the  one  hand  and  clients'  and/or   investors'
               interests  on the  other.  While the  Firm's  and its  employees'
               interests  inevitably conflict in some respects with its clients'
               and with  Fund  investors'  interests,  the Firm  tries to manage those  conflicts in ways that its clients know about and that are fair under all the circumstances;

          (3)  Employees  must operate on the Firm's and their own behalf at all
               times   consistently   with  the   Firm's   disclosures   to  and
               arrangements with clients and investors  regarding  conflicts and the Firm's efforts to manage the impacts of those conflicts;

          (4)  The Firm and its employees must not take inappropriate  advantage
               of  the  Firm's  or  their  own   positions  of  trust  with  and
               responsibility to clients; and

          (5)  The Firm and its employees must always comply with all applicable securities laws.

          It is each employee's duty to consider and adhere to these  principles in all of his or her activities  that involve the Firm and its clients and to report to the Chief Compliance Officer any activities he or she believes  may  constitute  or involve a violation of any law or of any provision of this Code.

b. Categories of Employees

For  purposes of this Code,  the term  "employee"  includes  not only  employees within the  ordinary  sense of the term,  but also any LLC  managers,  officers, others who occupy a status  similar  to that of an  officer or a  director,  and others, including certain types of independent contractors, whose activities are subject to the Firm's  supervision and control and include providing  investment advice to clients.

Certain  directors of the Security Funds,  certain  managers and officers of the
Firm who do not function as employees and certain  consultants may be subject to some, but not all, of the provisions of this Code. The Chief Compliance Officer, in consultation  with management,  will determine  whether and to what extent to subject those  personnel to this Code,  depending  on, among other  things,  the extent to which  those  personnel  may have access to  confidential  information about, for example, the Firm's involvement in particular investments.

Different employees have different responsibilities, different levels of control over investment  decision making for clients and different  degrees of access to information  about  investment  decision  making and  implementation.  This Code distinguishes among employees in the following two groups:

Access Persons Access Persons when used with respect to a Fund means:

          1)   Directors,  officers  and  general  partners  of the Fund and its investment adviser(s);

          2)   Any director,  officer or general partner of the Fund's principal underwriter  who  in  the  ordinary  course  of  business  makes, participates in, or obtains information regarding the purchase or
               sale  of   securities   by  the  Fund  for  which  the  principal
               underwriter  acts,  or whose  functions or duties in the ordinary course  relate to the  making of any  recommendation  to the Fund regarding the purchase or sale of securities;

          3)   Any director, officer, general partner or employee of the Fund or investment  advisor (or any company in a control  relationship to the Fund or adviser) who, in  connection  with his or her regular
               functions  or  duties,   makes,   participates   in,  or  obtains
               information  regarding the purchase or sale of covered securities by a  Fund,  or  whose  functions  relate  to the  making  of any recommendations with respect to such purchases or sales; and

          4)   Any  natural  person  in a  control  relationship  to the Fund or
               investment   adviser   who   obtains    information    concerning
               recommendations  made to the Fund with regard to the  purchase or sale of covered securities by the Fund.

The term "Access Person" when used with respect to Security Investors means:

          1)   Any of the investment adviser's supervised persons who has access to nonpublic  information regarding any clients' purchase of sale of  securities,  or  regarding  the  portfolio  holdings  of  any
               reportable   fund,   or  is   involved   in   making   securities
               recommendations to clients or has access to such  recommendations that are nonpublic; and

          2)   Directors, officers and general partners of Security Investors.

The term "Access  Person" when used with  respect to Security  Global  Investors means all "supervised persons" of SGI.

"Supervised  persons"  means any  partner,  officer,  director  (or other person occupying a similar status or performing similar  functions),  or employee of an investment  adviser, or other person who provides investment advice on behalf of the  investment  adviser  and is subject to the  supervision  and control of the investment adviser.

The term  "Access  Person"  when used herein  without  reference to a Fund or an investment  adviser shall mean an Access Person of the Security Funds and/or the
Firm. All employees who (i) in the course of their regular  functions or duties, make (e.g., portfolio managers) or participate in making investment decisions or
recommendations,   including  providing  information  and  advice  to  portfolio managers  (e.g.,  research  analysts)  and  (ii) all  employees  who  execute  a portfolio manager's decisions (i.e., traders). c. Other Key Concepts and Terms

Investment Employees

All employees who (i) in the course of their regular  functions or duties,  make
(e.g.,  portfolio  managers) or  participate in making  investment  decisions or
recommendations,   including  providing  information  and  advice  to  portfolio managers  (e.g.,  research  analysts)  and  (ii) all  employees  who  execute  a portfolio manager's decisions (i.e., traders).

c. Other Key Concepts and Terms

This Code uses  several  terms  with very  specific  meanings;  these  terms are generally  capitalized.  Certain of these  terms are  defined in the  context in which they are used. Others are defined as follows:

Covered Account

Any  account in which the Firm or an Access  Person has a  beneficial  interest, other  than  accounts  over  which an Access  Person  has no direct or  indirect influence or control.  Covered  Accounts  typically  include accounts held in an
Access  Person's name, as well as in the various forms  described in Appendix 1.
These include accounts at brokerage firms, banks, and any other institution that effects Securities transactions or holds Securities.

Beneficial Interest or
Beneficial Ownership

The concept of  "beneficial  ownership" of  securities is broad and  encompasses many owns directly, but also in (i) securities his or her spouse, minor children or relatives who live full time in his or her home hold, (ii) securities another person  holds if the  employee  obtains  benefits  substantially  equivalent  to ownership (through any contract, understanding, relationship, agreement or other arrangement)  and (iii)  securities  held by certain  types of entities that the employee  controls  or in which he or she has an  equity  interest.  Appendix  1 contains  examples  of  common  beneficial  ownership  arrangements.  It is very important  to  review  Appendix  1  in  determining  compliance  with  reporting requirements and trading restrictions.

Security

A  Security  includes  any  note,  stock,  bond,   debenture,   equipment  trust
certificate, trade acceptance, evidence of indebtedness, certificate of deposit, certificate  of  interest  or  participation  in any  profit-sharing  agreement, collateral-trust certificate, private placement,  preorganization certificate or subscription,  transferable share,  limited liability company interest,  limited partnership  interest,  investment  contract,  put, call,  straddle,  option, or privilege  on a  financial  instrument  or  interest  or group or index  thereof
(including any interest therein or the value thereof), swap agreement, swaption, cap, collar, floor, forward rate agreement, forward contract, forward commitment for the  purchase or sale of a financial  interest,  contract  for  differences, notional principal contract,  voting-trust  certificate,  certificate of deposit for a  security,  fractional  undivided  interest in oil,  gas or other  mineral rights,  or,  in  general,  any  interest  or  instrument  commonly  known  as a
"security" or any  certificate  of interest or  participation  in,  temporary or interim  certificate  for,  receipt  for,  guarantee  of or  warrant or right to subscribe to or purchase, any of the foregoing.

Security Funds

Security Funds refers to those mutual funds for which Security  Investors or any affiliate of Security Investors, serves as investment adviser.

Reportable Security Any Security other than the following:

     o    Direct obligations of the United States Government;

     o    Bankers' acceptances,  bank certificates of deposit,  commercial paper and high quality  short-term debt  instruments,  including  repurchase agreements;

     o    Shares issued by money market funds;

     o    Shares issued by unit investment trusts that are invested  exclusively in mutual funds; and

     o    Shares issued by open-end  investment  companies (i.e.,  mutual funds)
          other than Exchange Traded Funds ("ETFs") or Security Funds;

Notes regarding the final category:

     1.   While many ETFs,  particularly  newer funds, are organized as open-end investment  companies,  many are not.  To avoid  confusion,  all ETFs, whether  or  not  organized  as  open-end  investment  companies,  are
          Reportable Securities under this Code.

Exempted Security

A Reportable  Security that the Firm has designated as being subject only to the reporting  requirements (not subject to the pre-clearance  requirements) of this
Code. At this time, Exempted Securities include the following:

     1)   Shares of ETFs

     2)   Shares of the Security Funds

     3)   Options and futures on broad based  indices and currency and commodity futures

Exempted Transactions

Transactions that are not subject to the pre-clearance  requirement  include the following:

     1)   Purchases  or sales  effected  in any  account  over  which the Access
          Person has no direct or indirect influence or control;

     2)   Purchases or sales which are non-violational on the part of either the
          Access Person or the Security Funds or client  accounts,  for example, gifts, splits, tender offers, mergers and stock dividends;

     3)   Purchases or sales that are made  pursuant to an automatic  investment plan;

     4)   Purchases  or sales of  securities  (not  including  IPOs) by:  (a) an investment club of which an Access Person is a member,  or (b) certain
          Access  Persons who are not involved in mutual fund  accounting or the
          Firm's asset  management  activities* that do not exceed the following de minimis amounts per calendar month:

        Market Capitalization        Total Transactions**
            of Security             per Security per Month
 ----------------------------- ---------------------------------
     Less than $1 billion             Up to $10,000
     $1 - $5 billion                  Up to $25,000
     More than $5 billion             Up to $50,000

*    The de minimis  exemption is not  available to mutual fund  accountants  or portfolio  managers,  research  analysts,  traders or other  members of the investment  department.  Please contact the Firm's Chief Compliance Officer with any questions concerning whether the de minimis exemption is available to you.

**   Total  transactions  include all  purchases and sales of that security in a calendar month. Purchases and sales are not netted. For example, a purchase of $5,000 and a sale of $10,000 equal total transactions of $15,000.

5)   the purchase or sale of (i) exchange-traded funds (not including reportable funds), including open-end investment companies and unit investment trusts,
     (ii)  options and futures on broad based  indices,  and (iii)  currency and commodity futures; and

6)   the  purchase  or  sale of  securities  (not  including  IPOs  and  limited offerings) by a registered investment adviser that exercises  discretionary authority over the account ("RIA") without input from the Access Person who is the account holder;  provided,  however, that the RIA, Access Person and
     Security  Investors have entered into a written  agreement,  which provides that the Access Person (i) shall have no direct or indirect  involvement in the making of  investment  decisions  for the  account,  except for setting investment objectives and restrictions at the onset of the relationship and modifying those objectives and  restrictions  from time to time; (ii) shall not provide  investment  information  or ideas to the RIA; and (iii) in the event the Access  Person  does  direct a  transaction  or provide  relevant information  to the RIA,  both the  Access  Person  and the RIA shall  seek pre-clearance for any related transaction in accordance with this Statement of Policy. A form of such agreement is attached hereto as Exhibit I.

Designated Account

A Covered  Account in which the Firm and/or the Firm's  owners have a beneficial interest  but that the Firm has  determined  should  not be  subject  to certain specified provisions of this Code. This may be because, among other factors, the account's  activities are subject to  supervision in the ordinary  course of the
Firm's business and/or because the account is in essence a client account. These accounts may include  investment  partnerships of which the Firm or an affiliate of the Firm is a general  partner or managing  member.  Designated  Accounts are covered by regulatory reporting and preclearance  requirements.  An account will be a Designated  Account only if the Chief Compliance  Officer,  in consultation with senior management, has specifically identified it as one.

3. PERSONAL TRADING

a. General Policy

The Firm strongly discourages personal trading by employees. Moreover, while the
Firm does not wish to intrude  excessively into employees'  family affairs,  the
Firm's  policy is to  discourage  active  trading by family  members in the same household.  Trading in Covered  Accounts is subject to review and prior approval by the Chief Compliance  Officer or his or her designee (the "Review  Officer"), according to the procedures set forth below.

b. Procedures for Conducting Covered Account Transactions

     (1)  Preclearing  Transactions.  Before  placing  an order to buy or sell a
          Reportable  Security  (other than an Exempted  Security)  in a Covered
          Account  (other than a  Designated  Account)  each Access  Person must submit a completed and signed  Personal  Account  Trading Request Form
          (see Exhibit A) to the Review Officer for approval.  This  requirement applies to all securities  transactions,  not just transactions in the public markets.  Rules and regulations  promulgated under the Advisers
          Act require pre-approval of all investments in private placements,  as well as public  offerings.  The Firm extends this  requirement  to all transactions  in  Reportable  Securities,  except  as noted  under the exempt  transactions  above. If the Chief Compliance  Officer approves the  transaction (as evidenced by his or her  countersignature  on the
          Request  Form),  the Access Person may place the trade with one of the
          Approved  Employee  Brokers  listed  on  Appendix  3 during  the three trading days after receiving the approval.

          The Chief Compliance Officer may disapprove a proposed transaction for any  reason,  and  need  not  explain  his  or  her  reasoning  to the requesting  employee.  Factors that may (but need not)  influence  the
          Chief Compliance Officer's decision include:

          o    Whether the transaction represents an investment opportunity that should be offered to the Firm's client accounts before  employees take advantage of it;

          o    Whether the transaction  involves a security that is being bought or sold for clients or is being  considered  for purchase or sale on behalf of clients (see "Blackout Periods" below);

          o    Whether the transaction is otherwise  prohibited under any of the
               Firm's internal policies;

          o    Whether the transaction is inconsistent with applicable law; or

          o    Whether  the   transaction   might   create  an   appearance   of
               impropriety.

The Firm may,  in the  Chief  Compliance  Officer's  discretion,  terminate  any approval of a proposed  transaction based on, for example,  a decision to effect transactions  for  clients in the  relevant  or a related  Reportable  Security.
Similarly,  the Firm may, in the Chief Compliance Officer's discretion,  require an Access  Person to cancel  pending  orders or freeze or  reverse  transactions based on developments or information that lead the Chief  Compliance  Officer to believe the transaction may involve a violation of law or of Firm policies.  Any such  cancellation,  freeze or reversal may, in the Chief  Compliance  Officer's discretion, be at the Access Person's expense.

     (2)  Frontrunning.  No employee  may effect a  transaction  in a Reportable
          Security  (other  than an  Exempted  Security)  for a Covered  Account
          (other than a Designated  Account) if the employee knows that the Firm is effecting (i.e., has an unexecuted order pending) or is considering effecting an equivalent  transaction in the same  Reportable  Security for  client  accounts.(1)  Transactions  in  options,  derivatives  or convertible  instruments that are related to a Reportable  Security in which the Firm is effecting or considering effecting  transactions for client  accounts  are  subject  to the  same  limitations.  The  Chief
          Compliance   Officer  may  consider  granting  an  exception  to  this
          prohibition, but these exceptions will be rare.

     (3)  Blackout Periods. No Investment Employee may buy a Reportable Security
          (other than an Exempted  Security) for a Covered  Account  within five trading days before a client  account  buys the same  security or sell such a  security  for a  Covered  Account  (other  than  a  Designated
          Account)  within five trading days before a client  account  sells the security.  Similarly,  no  Investment  Employee  may sell a Reportable
          Security  (other  than an  Exempted  Security)  for a Covered  Account
          (other than a  Designated  Account)  within five  trading days after a client account buys that security or buy such a security for a Covered
          Account  (other than a  Designated  Account)  within five trading days after a client account sells that security. Each of these time periods is referred to as a "Blackout Period."

          If an Investment  Employee  effects a transaction  (in compliance with preclearance  and other  requirements)  and the Firm then,  within the applicable Blackout Period,  effects same-way  transactions for client accounts in the same security,  the Investment Employee may or may not be considered to have violated the Blackout Period requirements. He or she may submit a written  explanation to the Chief Compliance Officer, including  a  representation  that  he  or  she  had  no  Firm  Inside
          Information  (as that term is defined  below)  concerning  the subject security  at  the  time  of  his or  her  transaction.  If  the  Chief
          Compliance  Officer accepts the explanation,  the Investment  Employee
          will  be  considered   not  to  have  violated  the  Blackout   Period
          requirements  and the transaction  may stand. If the Chief  Compliance
          Officer,  in his or her discretion,  does not accept the  explanation, the Access Person will be required to rescind the  transaction  (which may  involve  disgorging  profits)  and he or she could be  subject to other sanctions.

     (4)  Holding Periods. No Investment Employee may buy and subsequently sell, or sell and  subsequently  buy, a Reportable  Security  (other than an
          Exempted  Security)  for a Covered  Account  (other than a  Designated
          Account)  within any period of 60 calendar  days.  Any profits made in connection  with a transaction  that violates this provision  shall be disgorged. An Access Person may apply to the President of the Firm for an exemption from this  prohibition  based upon hardship and may trade within the 60 calendar day-period with the Chief Compliance  Officer's written approval.

     (5)  Excessive  Trading.  Access  Persons  shall not  engage  in  excessive trading or market timing of the Security  Funds.  A good guideline for
          Access  Persons is to avoid trading that exceeds one round trip (i.e., in and out of the  same  fund)  within  any 90 day  period.  Excessive purchases,  redemptions  or  exchanges  of  Security  Fund  shares may disrupt  portfolio  management,  hurt Fund  performance and drive Fund expenses  higher.  Such  activity is  inconsistent  with the fiduciary principles of this Code,  which require that Access  Persons place the interests of clients above their own  interests.  Access persons shall not  make  more  than 20  securities  trades  in any  calendar  month.
          Transactions pursuant to an automatic investment plan are not included in the 20 securities trades permitted each month.

     (6)  Initial Public Offerings and Limited Offerings. No Access Person shall purchase  Securities  that are  being  offered  in an  initial  public offering ("IPO") or a limited offering.

     (7)  Independent Directors of Security Funds. The foregoing prohibitions do not apply to independent  directors of the Security Funds,  unless any such director knew or, in the ordinary course of fulfilling his or her official duties as a director, should have known that the security was being  considered  for purchase or sale by one or more of the Security
          Funds or was being  purchased  or sold by one or more of the  Security
          Funds.

---------

(1)  Trading while aware of pending or contemplated  client transactions is also prohibited by the policy and procedures  related to "Misuse of Confidential
     Information" below.

c. Reporting Obligations

Each  Access   Person  must  report  the  following   securities   holdings  and
transactions to the Firm at the times specified below:

     (1)  List of  Accounts  and  Report  of  Holdings.  A list  of all  Covered
          Accounts in which he or she has a  beneficial  interest  and of all of his or her current holdings of Reportable Securities.  The list should be in the form of Exhibit B and must be provided not more than 10 days after the  Access  Person  becomes  an Access  Person and on or before
          February  14th of each year  thereafter.  Information  must be as of a date no more than 45 days before the date the report is submitted  or, for  annual  reports  provided  before  February  14 of a year,  as of
          December 31st of the preceding year.

     (2)  Duplicate Statements and Confirmations. Through arrangements with each of his or her  Approved  Employee  Brokers,  in the same time frame as they are sent to the Access Person, (i) duplicate trade  confirmations for each securities  transaction in a Reportable  Security  handled by that  Approved  Employee  Broker,  and (ii)  duplicate  copies  of all account  statements  issued by the Approved  Employee  Broker.  Access
          Persons must make these arrangements before executing any transactions with an Approved Employee Broker.

     (3)  Quarterly  Reports.  A  Quarterly  Transaction  Report  in the form of
          Exhibit C no more than 30 days after the end of each calendar quarter.
          The report must represent that, except as disclosed on the report, and other than the  transactions  detailed in the Access Person's  account statements  and  confirmations  supplied  to the Review  Officer,  the
          Access  Person has not entered  into any  transactions  in  Reportable
          Securities.

     (4)  Security Funds  Independent  Directors.  These reporting  requirements shall not apply to independent directors of the Security Funds, except that such  directors  shall  report any purchase or sale of a security that he or she knew or, in the ordinary  course of  fulfilling  his or her  official  duties  as a  director,  should  have  known  was being considered  for purchase or sale by one or more of the Security  Funds or was being purchased or sold by one or more of the Security Funds.

d. Violations of the Personal Trading Policy

The Chief Compliance Officer of SGI shall review the above-referenced "Quarterly
Report of  Personal  Securities  Transactions"  submitted  by Access  Persons to determine whether any violations of the policy have occurred.  If a violation is found to have occurred,  whether intentionally or unintentionally,  the violator will be placed on probation  for a period of twelve (12) months from the date of such  violation.  Probation means that your name will be maintained on a list of individuals who are on probation, and any violations of this Code of Ethics that occur  during  your  probationary  period  will be  viewed as more  serious  and potentially  grounds for termination.  Repeated violations of the Code of Ethics
will  constitute   grounds  for  further   disciplinary   action  or,  possibly,
termination of employment.

e. Annual Report to the Security Funds' Board of Directors

The Chief  Compliance  Officer of the Firm and Security Funds shall on an annual basis provide a written  report to the Funds' board of directors  concerning the operation of this Code. Such report shall:

     (1)  certify to the Board that the Firm,  the  Security  Funds and SDI have adopted  procedures  pursuant to Rule 17j-1  reasonably  necessary  to prevent Access Persons from violating this Code;

     (2)  summarize existing  procedures  concerning  personal investing and any changes made during the preceding year;

     (3)  describe  any issues  arising  under the Code,  including  information about material  violations and sanctions imposed during the past year;
          and

     (4)  identify  any   recommended   changes  in  existing   restrictions  or
          procedures based upon the Security Funds' experience under their Code, evolving  industry  practices and  developments  in applicable laws or regulations.

f. Recordkeeping

The Firm  shall  maintain a copy of this Code as in effect  currently  or at any time within the past five years.  The Firm also shall  maintain a record of: (i)
any  violation of this Code and any action taken as a result  thereof;  (ii) all written  acknowledgements  received from Access Persons as required on an annual basis for each  person who is  currently,  or within the past five years was, an
Access Person;  (iii) each Quarterly Personal Securities  Transaction Report and
Initial and Annual Holdings Reports made by Access Persons, including any broker confirmations or account statements  provided in lieu of such reports;  (iv) the names of persons who are currently,  or within the past five years were,  Access
Persons; and (v) any pre-approval of transactions in limited offering securities and the reasons  supporting the decision to pre-approve  the  transaction for at least  five  years  after the end of the fiscal  year in which the  approval  is granted.

4. MISUSE OF CONFIDENTIAL INFORMATION

a. General Policy

Employees of the Firm and Security  Distributors  may acquire  confidential  and sensitive  information  during the course of performing their duties.  They must
not  use  this  information  to  benefit   themselves,   the  Firm  or  Security
Distributors,  either by trading based on it ("insider trading") or by providing it to others  ("tipping").  Appendix  2 to this Code  describes  more fully what constitutes  insider trading and tipping and the legal penalties for engaging in those  activities.  Employees  should  refer to that  Appendix  if they have any question  about  what to do in the event  they  believe  they may have  material nonpublic information.

b.   Types of Confidential Information

This  Code  discusses  two types of  confidential  information:  Company  Inside
Information and Firm Inside Information.

     o    "Company  Inside  Information"  is material  nonpublic or confidential information  about the  issuer  of a  security  or about the  security itself.

     o    "Firm Inside  Information" is information  about decisions the Firm is making or actively contemplating making about securities  transactions and holdings in client accounts.

c.   Access to Confidential Information

The  Firm  and  Security   Distributors   must  store   materials  that  contain
confidential  information  (of all  types) in a manner  reasonably  designed  to prevent access by unauthorized personnel.  Generally, this information should be available only to employees (and outside service  providers,  such as attorneys)
who have a "need to know" it in order to  perform  their  duties  for the  Firm.
Employees  should keep all  confidential  documents hidden from public view when not in use. The Firm  maintains  password  protection  and other  procedures  to safeguard computer files from unauthorized access.

d. Permitted and Prohibited Uses of Confidential Information

     (1)  Company  Inside  Information.  Some employees  receive  Company Inside
          Information about issuers in whose securities the Firm has invested or is considering  investing client or Fund assets. The Firm's receipt of that type of  information  will almost always be part of, or give rise to, a special,  confidential  relationship with the issuer, often (but not always) set forth in a confidentiality or non-disclosure agreement between  the Firm and the  issuer.  The Firm may use this  information only for the purposes contemplated by the relationship  (assuming they are  lawful) and in  accordance  with any  agreement  with the issuer.
          Neither the Firm nor any employee may trade in an issuer's  securities while in  possession  of Company  Inside  Information  regarding  that issuer.

     (2)  Firm Inside  Information.  Most employees will frequently  obtain Firm
          Inside Information in the normal course of their duties.  They may use it only to perform their  ordinary  business  functions.  For example, portfolio  managers  and traders may use  information  about  clients'
          securities  transactions  and  holdings  to  determine  whether to buy additional  securities for those clients or to sell some or all of the clients'  positions.  Employees  generally  may  not use  Firm  Inside
          Information  to trade for the  benefit of Covered  Accounts.  However, orders for Designated Accounts may be aggregated with orders for other client accounts, even though those orders may be part of a purchase or sale program that may be implemented over a number of days. Procedures for trading in these  circumstances are included in the Firm's Trading
          Policies and Procedures.

e.   Special Procedures Relating to Directorships

Portfolio managers shall not serve on the boards of directors of publicly traded companies,  absent prior  authorization  from the President and Chief Compliance
Officer of the Firm and the Security Funds' Board of Directors.

f.   Procedures Regarding Receipt of Information That May Be Confidential

     (1)  In the  course of  deciding  whether  or not to effect a  transaction, either for a Covered Account or for a client  account,  in addition to complying with  pre-approval  procedures and other Firm procedures and policies,  employees should consider whether they have any information that may constitute  either Company Inside  Information or Firm Inside
          Information.  Employees are  encouraged to review the  definitions  in this Code and in  Appendix 2 in making this  determination.  Employees should  also  consult  with  the  Chief  Compliance  Officer  with any questions whatsoever.

     (2)  If an  employee  has any reason to believe he or she may have  Company
          Inside Information or Firm Inside  Information,  he or she should take the following actions:

          (a)  Report the matter  immediately to the Chief  Compliance  Officer, disclosing all information he or she believes may be relevant.

          (b)  NOT buy or sell any security to which the  information  relates--
               for any of the employee's  Covered Accounts or for any account or
               Fund the Firm or any of its affiliates manages.

          (c)  NOT  communicate  the information to anyone within or outside the
               Firm, other than the Chief Compliance Officer or other management personnel. In addition, take care that the information is secure.

The Chief Compliance  Officer will instruct the employee on how long to continue these restrictions on trading and  communication.  The employee must resolve all questions about whether information is material or nonpublic,  the applicability or  interpretation  of these  procedures  and the propriety of any action to the satisfaction  of the Chief  Compliance  Officer before he or she may communicate the information or transact in securities to which the information relates.

5. GIFTS; OUTSIDE EMPLOYEE ACTIVITIES; COMMUNICATIONS

a. Personal Gifts and Entertainment

General  Policy.  The Adviser Act  prohibits  any practice or course of business which operates as a fraud or deceit upon a client.  In some  circumstances,  the acceptance  of gifts,  entertainment  and/or favors by employees of the Firm may result  in a  violation  of the  Advisers  Act.  The  acceptance  of  gifts  and entertainment  by Firm  employees may create a conflict of interest  between the employee's desire to receive the gift and his or her fiduciary  obligation as an employee of the Firm to act in the best interest of the client.  Similarly,  the
Investment  Company Act of 1940 (the "1940 Act") prohibits the acceptance of any compensation (other than salary or wages) for the purchase or sale of securities to or from a mutual fund. Gifts and entertainment, in some circumstances, may be viewed as compensation that violates this provision of the 1940 Act.

Federal law also  prohibits the acceptance of kickbacks,  gifts,  loans or other things of value which are given with the intent of  influencing  decision-making with respect to an employee benefit plan. The Firm may act as investment manager for employee benefit plans.  Therefore,  acceptance of gifts by employees may be viewed as influencing decision-making and hence be illegal.

Gifts and entertainment include, but are not limited to, meals, theater tickets, tickets to  sporting  events,  golf  tournaments,  vacations,  payment of travel expenses, payment for attendance at conferences and/or seminars, business trips, loans,  favored loan treatment or loan forgiveness,  favored brokerage rates for personal accounts not customarily  available to individual  investors,  promises for good trades in exchange for bad trades, cash, flowers, candy, etc.

b. Compliance Procedures

     o    Gifts,  meals,  entertainment  or other items of value  received  from clients, brokers or any other individual or organization with whom the
          Firm has a business relationship (collectively, "vendors") are subject to these Guidelines.

     o    Gifts may not be accepted  from vendors with a value in excess of $100
          (including  tickets to theater and sporting events).  If you receive a gift which exceeds $100 in value it should be returned.

     o    Gifts  in the  form  of  cash  or  cash  equivalents,  including  gift certificates, may not be accepted.

     o    Gifts should never be sent to your home.

     o    Gifts,  meals,  entertainment  or other items of value,  regardless of cost,  should  not be  received  with  such  frequency  as to  raise a question of propriety.

     o    You may not accept air transportation (private or commercial), lodging accommodations  or payment of seminar or conference  registration fees without the written  permission of the Chief Compliance Officer or the
          President of the Firm.

     o    All gifts, meals,  entertainment or other things of value,  regardless of value, must be reported on a monthly basis.

Exceptions

Gifts to the  Department  will  generally not be subject to the $100 limit noted
above,  but will be evaluated on a case by case basis by the Compliance  Officer or the President of the Firm. For instance, it would generally be acceptable for a food item that exceeds $100 in value to be sent to the Department,  as opposed to being sent to an individual in the  Department.  In addition,  the Compliance
Officer or the  President  of the Firm may make  written  exceptions,  when good cause is shown, to any of the above guidelines.

Penalties

Penalties  for  violations of the federal  securities  laws related to excessive gifts and  entertainment  can range from censure of an  individual  or the Firm, fines, expulsion from the securities industry to imprisonment.  In addition, all persons  subject to the provisions of the Compliance  Manual,  especially  those persons in a supervisory role, have an obligation to report potential  problems.
Failure  to  enforce  compliance  with  the law may  subject  those  persons  in supervisory  positions  and the Firm to certain of the  sanctions  listed above.
Finally,  regardless of whether action is taken by governmental entities or not, the Firm may take disciplinary  action against employees who are subject to this
Compliance  Manual  for  violation  of the  Firm's  policy  regarding  gifts and entertainment. Such disciplinary action may include termination of employment.

Reporting

All gifts received should be reported monthly on the common gift form located at
T:/depts/iv/gift report/gift-enter200x.xls.  Failure to report gifts on a timely basis may lead to penalties noted above.  The gift form will be reviewed monthly by the Compliance Administrator and Officer for appropriateness.

c.   Service as a Public Company Director

No Access  Person may serve as a director  of a publicly  held  company  without prior  approval  by the  President  and Chief  Compliance  Officer  (or  another
Investment  Employee,  if the Chief  Compliance  Officer is the  proposed  board member),  based upon a determination  that service as a director would be in the best  interests  of any  client  of the Firm or at least  not  adverse  to those interests.  If an Investment  Employee is a director of a public company,  he or she must  consult  with the Chief  Compliance  Officer  (or  another  Investment
Employee,  if he or she is the  Chief  Compliance  Officer)  before  making  any investment decisions as to the securities of that company.

d. Other Outside Business Interests

     (1)  General  Policy.  Except  for  service  as  public  company  directors
          (subject to the procedure  discussed  above),  Access  Persons may not engage in significant  business activities outside of their activities for the Firm without  disclosing those outside activities to the Chief
          Compliance Officer.  The Firm may prohibit outside activities that the
          Chief Compliance Officer,  in his or her discretion,  believes (i) may pose a significant  conflict of interest  with the Firm's  activities,
          (ii) could result in  interruption  in service to its clients or (iii)
          could result in adverse publicity for the Firm.

     (2)  Compliance Procedures.  Each employee must take the following steps to comply with the Firm's policy regarding outside business activities:

          (a)  At or before  commencement of employment,  complete and submit to the Chief  Compliance  Officer a  Statement  of Outside  Business
               Activities in the form of Exhibit D. An employee must discuss any disclosed  activities with the Chief Compliance Officer at his or her  request  to  enable  him  or her to  determine  whether  the activities  might  result in a  significant  conflict of interest with the Firm's  activities or the  employee's  activities on the
               Firm's behalf.

          (b)  Bring  to the  attention  of the  Chief  Compliance  Officer  any prospective  plans to engage in any outside  business  activities prior to initiating them.

          (c)  Provide the Chief  Compliance  Officer  annually  with an updated
               Statement of Outside Business  Activities  indicating any changes
               to  the  information   contained  in  the  Statement   previously
               submitted.

Any information submitted to the Chief Compliance Officer under this policy will be  considered  confidential  and will not be  discussed  with anyone other than senior  management or the Firm's  professional  advisors  without the employee's permission.

e.   Written Materials Prepared by Employees

     (1)  General Policy.  No employee may distribute any written materials that refer to the Firm or the  employee's  activities on behalf of the Firm without  first  submitting  those  materials  to the Chief  Compliance
          Officer and/or the Law department for approval.

     (2)  Compliance  Procedures.  The Law Department  and the Chief  Compliance
          Officer will review all materials  submitted pursuant to the preceding paragraph to ensure that  references to the Firm or its activities are accurate and do not include any  confidential  information  (including
          Firm Inside Information).  The Law Department and the Chief Compliance
          Officer  will also  determine  whether  the  materials  could  have an adverse effect on the Firm's reputation or business standing.

f. Communications with the Media

     o    General   Policy.   Employees   must  follow  the   Security   Benefit
          Communication and Media Policy when communicating with representatives of the media.

          (a)  Media Inquiries. Any inquiries from the media must be referred to the appropriate Approved Spokesperson(s).  Under no circumstances should  an  employee  who is not an  Approved  Spokesperson  with respect to a particular topic discuss that topic with, or respond to questions  from, any member of the media. It is a violation of this  Code  for any  employee  to  provide  the  media  with  any information  that  is  proprietary  to  the  Firm.  Any  employee committing  such a  violation  will be  subject  to  disciplinary action up to and  including  termination,  subject to  applicable law.

g. Involvement in Litigation

Employees  must  advise  the Law  Department  and the Chief  Compliance  Officer
immediately  if they become  involved in any  litigation,  including  threatened litigation,  or any  administrative  investigation  or  proceeding  of any kind.
Employees  must also  report  to the Law  Department  and the  Chief  Compliance
Officer if they receive any subpoena, are arrested, become subject to any order, or are contacted by any regulatory authority.

6. COMPLIANCE PROCEDURES

     a.   Procedures  Related to Recordkeeping and  Administration of this Code,
          Generally

The Chief Compliance  Officer is responsible for implementing  this Code and, in connection with doing so, following the following procedures:

     o    Provide each  employee  with a copy of this Code, as it may be amended or supplemented;

     o    Obtain  each  employee's   written   acknowledgement  of  receipt  and
          certification in the form attached to this Code;

     o    Maintain in the Firm's records for the periods  required by applicable regulations

     o    a copy of this Code and each revision of this Code;

     o    a copy of each employee's  written  acknowledgement of receipt of this
          Code;

     o    a record of each  violation  of this Code and the  actions  taken as a result of that violation; and

     o    Records of employee reports pursuant to this Code.

b. Personal Trading Procedures

In addition to being responsible for implementing the procedures specified above for  Personal  Trading and Outside  Employee  Activities,  the Chief  Compliance
Officer is responsible for:

     o    reporting any  occurrence  that he or she determines is a violation of this Code to management;  management,  in consultation  with the Chief
          Compliance  Officer,  will determine an  appropriate  sanction for the violation (see 3.d. Violations of the Personal Trading Policy above);

     o    making himself or herself available to assist employees with questions regarding this Code; and

     o    Reviewing this Code on a regular basis and updating it as necessary.

     o    In addition,  at least quarterly,  the Compliance  Administrator  will compare Personal Account Trading Request and Authorization  Forms with
          Covered Account trading information as to the relevant Access Persons.
          The Compliance  Administrator will report suspected violations of this
          Code or other questionable  activities to the Chief Compliance Officer
          (unless he or she is the Compliance Administrator).

c.       Procedures Relating to Misuse of Confidential Information

The Chief  Compliance  Officer is  responsible  for  implementing  the following procedures related to potential misuse of confidential  information (in addition to the procedures related to transactions in Covered Accounts):

     o    Whenever it is determined  that an employee has received  confidential
          information,   the  Chief  Compliance  Officer  will  effect  whatever
          measures  are,  in  his  or  her  judgment,   appropriate  to  prevent
          dissemination of that information.

     o    Review trading activity in all accounts the Firm manages with whatever frequency the Chief Compliance Officer determines is appropriate.

     o    Review  trading   activity  in  all  Covered  Accounts  with  whatever
          frequency the Chief Compliance Officer determines is appropriate. This may include sampling.

     o    Conduct an investigation when he or she has reason to believe that any employee has received and traded on  confidential  information  or has disseminated confidential information to other persons.

     o    In  consultation  with  management,  apply  any  sanctions  he or  she determines are appropriate to any violation of this Code.

                         Security Global Investors, LLC
                                 Code of Ethics
                                 Acknowledgment

                  ACKNOWLEDGEMENT OF RECEIPT AND CERTIFICATION

I have read, understand, and acknowledge that I am subject to and agree to abide by the terms and provisions set forth in this Code of Ethics.  I further certify that I have made all disclosures and reports  required  pursuant to this Code of
Ethics,  and that those  disclosures  and reports  are true and  accurate in all respects.  I understand  that violations of this Code of Ethics would subject me to sanctions, up to and including termination of my employment with the Firm for cause.

___________________________________________
Signature of Employee

___________________________________________
Print Name of Employee

___________________________________________
Date

                                   APPENDIX 1

                              BENEFICIAL OWNERSHIP

An employee  has a  "beneficial  ownership"  interest in  Reportable  Securities whenever  he or she  has a  direct  or  indirect  pecuniary  interest  in  those securities within the meaning of Rule 16a-1(2) under the Securities Exchange Act of 1934, as amended.  Examples of such pecuniary  interests include (but are not limited to) when Reportable Securities are owned:

     (1)  By an employee  for his or her own  benefit,  whether  through  bearer shares or in registered form or otherwise;

     (2)  By others for the  employee's  benefit  (regardless  of whether or how registered),  such as securities  held for the employee by custodians, brokers, relatives, executors or administrators;

     (3)  For an employee's account by a pledgee;

     (4)  By a trust in which an employee  has an income or  remainder  interest unless the  employee's  only  interest is to receive  principal if (a)
          some other remainderman dies before  distribution or (b) if some other person can direct by will a  distribution  of trust property or income to the employee;

     (5)  By an employee as trustee or co-trustee,  where either the employee or any member of his or her immediate family (i.e., spouse,  children and their  descendants,  stepchildren,  parents and their  ancestors,  and
          stepparents,   in  each  case  treating  a  legal  adoption  as  blood
          relationship) has an income or remainder interest in the trust;

     (6)  By a trust of which the employee is the  settlor,  if the employee has the power to revoke the trust without obtaining the consent of all the beneficiaries;

     (7)  By any  partnership  in which the  employee or a company the  employee controls (alone or jointly with others) is a general partner;

     (8)  By a corporation or similar entity controlled by the employee alone or jointly with others;

     (9)  In the name of the employee's spouse (unless legally separated);

     (10) In the name of minor  children  of the  employee or in the name of any relative of the employee or of his or her spouse  (including  an adult child) who is presently sharing the employee's home. This applies even if the  securities  were not received  from the employee and dividends are not actually used for the maintenance of the employee's home;

     (11) In the name of any person other than the  employee  and those  persons listed  in  (9)  and  (10)  above  if,  by  reason  of  any  contract, understanding,  relationship,  agreement  or  other  arrangement,  the
          employee  obtains  benefits  substantially   equivalent  to  those  of
          ownership; or

     (12) In the name of any person  other than the  employee,  even  though the employee does not obtain benefits substantially equivalent to those of ownership  (as  described in (11) above),  if the employee can vest or revest title in himself or herself.

                                   APPENDIX 2

                           INSIDER TRADING BACKGROUND

The Firm  forbids  you to trade,  either  personally  or on  behalf  of  others, including accounts managed by the Firm, on material nonpublic information, or to communicate  material  nonpublic  information to others in violation of the law.
This conduct is frequently  referred to as "insider trading." Our policy extends to activities outside as well as your duties within the Firm.

The term  "insider  trading" is not defined in the federal  securities  laws but generally is used to refer to the use of material nonpublic information to trade in securities  (whether or not one is an "insider") or to the  communication  of material nonpublic information to others.

While  the  law  concerning  insider  trading  is not  static,  it is  generally understood that the law prohibits:

     1.   Trading  by an  insider  while in  possession  of  material  nonpublic information,

     2.   Trading by a non-insider  while in  possession  of material  nonpublic
          information,   if  the   information   either  was  disclosed  to  the
          non-insider in violation of an insider's duty to keep it  confidential or was misappropriated, or

     3.   Communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful  conduct are discussed  below.  If  you  have  any  questions  after  reviewing  this  policy statement, you should consult the Chief Compliance Officer.

Who is an Insider?

The concept of "insider" is broad. It includes officers, directors and employees of a company.  In addition,  a person can be a "temporary  insider" if he or she enters into a special  confidential  relationship  in the conduct of a company's affairs and as a result is given access to information  solely for the company's purposes. A temporary insider can include,  among others, a company's attorneys, accountants,  consultants,  bank  lending  officers  and the  employees  of such organizations.  According to the U.S. Supreme Court, the company must expect the outsider  to keep  the  disclosed  nonpublic  information  confidential  and the relationship  must at  least  imply  such a duty  before  the  outsider  will be considered an insider.

What is Material Information?

Trading  on  inside  information  is  not  a  basis  for  liability  unless  the information  is material.  Generally,  information  is  "material" if there is a substantial  likelihood a  reasonable  investor  would  consider it important in making his or her investment decisions, or if it is reasonably certain to have a substantial  effect  on the price of a  company's  securities.  Information  you should consider material includes, but is not limited to:

|_|  dividend changes,

|_|  earnings estimates,

|_|  changes in previously released earnings estimates,

|_|  significant merger or acquisition proposals or agreements,

|_|  major litigation,

|_|  liquidation problems, and

|_|  Extraordinary management developments.

Material  information  does not have to  relate  to a  company's  business.  For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain  information  about the contents of a forthcoming  newspaper column that was expected to affect the market price of a security. In that case, a Wall Street  Journal  reporter was found  criminally  liable for disclosing to others the dates that reports on various  companies  would appear in the Journal and whether those reports would be favorable or not.

What is Nonpublic Information?

Information  is  nonpublic  until it has been  effectively  communicated  to the market  place.  One  must be able  to  point  to  some  fact  to show  that  the information  is generally  public.  For example,  information  found in a report filed with the SEC, or appearing in Dow Jones,  Reuters Economic  Services,  the
Wall  Street  Journal  or other  publications  of general  circulation  would be considered public.

Penalties for Insider Trading

Penalties for trading on, or communicating,  material nonpublic  information are severe,  for both the  individuals  involved in the  unlawful  conduct and their employers. Persons can be subject to some or all of the penalties below, even if they do not personally benefit from the violation.

|_| civil injunctions,

|_| treble damages,

|_| disgorgement of profits,

|_| jail sentences,

|_| fines for the person who  committed  the  violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and

|_| Fines for the employer or other  controlling  person of up to the greater of
$1,000,000 or three times the amount of the profit gained or loss avoided.

In  addition,  any  violation  of the Firm's  Code of Ethics can be  expected to result in serious sanctions by the Firm, potentially including dismissal.

                                   APPENDIX 3

                            APPROVED EMPLOYEE BROKERS

The Firm has  approved the  following  brokers for use by its  employees.  If an employee  wants to use a broker that is not on this list, he or she should apply to the Chief Compliance  Officer to have the broker added to the list. The Chief
Compliance  Officer  may  or may  not  grant  the  request,  in his or her  sole discretion.

At this time, the Firm has no approved list of brokers and employees are free to select any broker they wish.

                                    EXHIBIT A

             PERSONAL ACCOUNT TRADING REQUEST AND AUTHORIZATION FORM

Employee's Name: ________________________________________   Date: _____________

I hereby request authorization to enter into the following securities transaction:

Name of Company and Ticker Symbol (for bonds:  CUSIP, coupon and maturity date): _____________________________________

Type of Order: Buy_____ Sell_____ Short_____ Short Against Box______ Exchange_____ Tender_____ Other_____
(Explain:______________________________________________)

If sale is proposed, date(s) of purchase:  _________________________________________

Price: Market ______Limit _______Stop _______Number of Shares (for bonds, principal amount): _________________

Broker/Dealer: ______________________________  Bank:______________________

Type of Account:  Individual __________ Joint __________Other _________ (Explain:
____________________________________________________________)

Name and Number of Account:

_______________________________________________________

This transaction is for investment purposes and to the best of my knowledge will comply  with the  relevant  provisions  of the Firm's  Code of Ethics.  I do not possess any material  nonpublic  information  concerning the securities that are the subject of this transaction or the issuer thereof.

______________________________________________
Signature of Employee

The above  transaction is __ approved  based on  information  provided above and must be completed  within three  trading days from the date of approval.  If the transaction has not been completed in whole or in part, approval may be extended at the discretion of the Chief  Compliance  Officer upon written  request by the employee.

________________________________________________     ________________________
        Chief Compliance Officer                              Date
________________________________________________     ________________________
         Authorized Signatory                                 Date

The above transaction is __ disapproved for the following reason(s):

_______________________________________________     ________________________
        Chief Compliance Officer                              Date

                                    EXHIBIT B

                            LIST OF COVERED ACCOUNTS

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           Name of Broker               Name(s) in Which Account Held               Account Number
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                    LIST OF HOLDINGS OF REPORTABLE SECURITIES

I hereby  certify  that the  following is a complete  listing of all  Reportable
Securities  held in Covered  Accounts or  otherwise  "beneficially  owned" by me
(within the meaning  described  in the Firm's Code of Ethics and  Conduct) as of the date  hereof.  I further  acknowledge  that  failure to  disclose  fully all
Reportable Securities will violate the Firm's Code of Ethics.

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                                  Ticker                                               Number of
                               Symbol/CUSIP,                                        Shares/Principal
Name of Reportable Security  Coupon, Maturity                                        Amount of Bonds    Date Acquired
                                    Date                 Type of Security
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__________________________________________
Name of Employee

__________________________________________
Signature of Employee

__________________________________________
Date

                                    EXHIBIT C

              QUARTERLY REPORT OF PERSONAL SECURITIES TRANSACTIONS

Name:  ____________________________________

For the quarter __________ through __________

I hereby certify that,  except as expressly  listed  below,(2) the  transactions identified on the account  statements  and trade  confirmations  provided to the
Firm by my broker(s) reflect all of my personal  securities  transactions during the quarter identified above.

                            Additional Transactions

           Buy/                          No. of
 Date      Sell      Name of Security    Shares    Price       Broker
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_______________________________________
Name of Employee

______________________________________
Signature of Employee

_____________________________________
Date

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(2)  This may be used to report  transactions in private  placements,  including investments in limited partnerships.

                                    EXHIBIT D

                    STATEMENT OF OUTSIDE BUSINESS ACTIVITIES

1. Outside Activity

The following are all of the outside activities in which I am involved. "Outside
activities"   include  any   consulting,   employment,   advisory,   independent
contractor,  directorship,  officer position or other similar  relationship with any person or entity  other than the Firm. I have  indicated  "none" if I am not involved in any such activity.

          Outside Activity                                     Nature of Activity/Title

______________________________________                  ______________________________________
______________________________________                  ______________________________________
______________________________________                  ______________________________________

I have attached additional sheets if necessary.

2. Ownership Interests

The  following is a list of all of my ownership  interests of (i)  securities in private  companies;  (ii) privately placed securities in public  companies;  and
(iii)  publicly  traded  securities  if the  amount  thereof  exceeds  5% of the outstanding  shares or other units of the class of securities.  I have indicated
"none" if I have no such interests.

    Name of Company                      Class of Securities                 Percentage Ownership

________________________              ________________________            _________________________
________________________              ________________________            _________________________
________________________              ________________________            _________________________

I have attached additional sheets if necessary.

I hereby certify that all of the foregoing information is true and correct as of the date hereof. I undertake to inform the Chief Compliance Officer  immediately should there be any changes or supplements to the foregoing information.

____________________________________
Signature of Employee

____________________________________
Print Name

____________________________________
Date